Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF
SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT
 PURCHASED
<c>LIST OF
UNDERWRITERS
<c>NAME OF AFFILIATED
 BROKER-DEALER
03/11/2013
Taubman Centers (Series K
6.25% preferred)
$150,000,000
$4,355,000
Morgan Stanley, Wells
Fargo, JPMorgan, Jeffries

JP Morgan Securities LLC
04/25/2013
Prologis
$1,289,600,000
$1,112,800
JP Morgan

JP Morgan Securities LLC
05/09/2013
Health Care REIT
$1,470,000,000
$1,433,250
Deutsche Bank, Wells
Fargo, Barclays, Citi,
JPMorgan, RBC

JPMorgan Securities LLC
05/14/2013
Alexandria Real Estate
Equities
$441,000,000
$3,344,250
Citi, JP Morgan, BofA

JPMorgan Securities LLC
05/16/2013
DDR Corp
$695,520,000
$2,023,245
Goldman Sachs, Deutsche
Bank, Wells Fargo,
JPMorgan, Citigroup,
RBC Capital,

JPMorgan Securities LLC
08/02/2013
Liberty Property Trust
$869,400,000
$2,505,600
BofA Merrill Lynch, JP
Morgan, Goldman Sachs,
 Citigroup,
JPMorgan Securities LLC
09/12/2013
Kilroy Realty Corp.
$316,250,000
$850,000
BofA Merrill Lynch,
Wells Fargo, JP Morgan,

JPMorgan Securities LLC
10/30/2013
Brixmor Property Group, In.
$948,750,000
$352,000
JPMorgan, Wells Fargo,
Citigroup, BofA Merrill
Lynch

JPMorgan Securities LLC
12/12/2013
Hilton Worldwide Holdings, Inc.
$2,352,000,000
$305,000
Goldman Sachs, JPMorgan, Deutsche Bank, BofA Merrill Lynch, Morgan Stanley

JPMorgan Securities LLC